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                                                                      Exhibit 5

                       [Hogan & Hartson L.L.P. Letterhead]

                               September 22, 2000



Board of Directors
McCormick & Company, Incorporated
18 Loveton Circle
Sparks, Maryland 21152

Ladies and Gentlemen:

     We are acting as counsel to McCormick & Company, Incorporated, a Maryland corporation (the "Company"), in connection with the Company's registration statement on Form S-3, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed public offering of up to $375,000,000 in aggregate amount of one or more series of unsecured debt securities (the "Debt Securities"), all of which Debt Securities may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R.
Section 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

     1.   An executed copy of the Registration Statement.

     2. The Articles of Restatement of the Company, with amendments thereto (the "Charter"), as certified by the State Department of Assessments and Taxation of the State of Maryland (the "MSDAT") on September 1, 2000 and as certified by the Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect.

     3. The Bylaws of the Company, as certified by the Assistant Secretary of the Company as of the date hereof as being complete, accurate and in effect.


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Board of Directors
McCormick & Company, Incorporated
September 22, 2000
Page 2


     4. The proposed form of the Indenture between the Company and SunTrust Bank, as trustee (the "Trustee"), filed as Exhibit 4.1 to the Registration Statement (the "Indenture").

     5. Resolutions of the Board of Directors of the Company adopted on September 19, 2000, as certified by the Assistant Secretary of the Company as of the date hereof as being complete, accurate and in effect, relating to the filing by the Company of the Registration Statement and related matters.

     For purposes of this opinion, we have assumed that (i) the issuance, sale, amount and terms of any series of Debt Securities to be offered from time to time will be duly authorized and determined by proper action of the Board of Directors of the Company, consistent with the procedures and terms described in the Registration Statement (each, a "Board Action") and in accordance with the Charter, Bylaws and applicable Maryland law; and (ii) any Debt Securities will be issued pursuant to the Indenture.

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     This opinion letter is based as to matters of law solely on the Maryland General Corporation Law and New York contract law (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York). We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

     Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof, when the Registration Statement has become effective under the Securities Act of 1933, as amended (the "Act"), and when the issuance of any series of Debt Securities has been (a) duly authorized by applicable Board Action and duly authenticated by the Trustee, and (b) duly


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Board of Directors
McCormick & Company, Incorporated
September 22, 2000
Page 3

executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting or distribution agreement, the Indenture and any applicable supplemental indenture, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and except as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Debt Securities are considered in a proceeding in equity or at law).

     To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

     The opinion expressed above shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses and to the exceptions set forth in such opinion, the court will provide a money damage (or perhaps injunctive or specific performance) remedy.


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Board of Directors
McCormick & Company, Incorporated
September 22, 2000
Page 4

     This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

     We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Act.

                                                Very truly yours,


                                                /s/ Hogan & Hartson L.L.P.
                                                HOGAN & HARTSON L.L.P.